Exhibit 99.1

For:	Sunset Financial Resources

Contact:	Michael Pannell
Chief Financial Officer
(904) 425-4349
mpannell@sfous.com

Jeffrey Goldberger / Michael Cimini
KCSA Worldwide
(212) 896-1249 / (212) 896-1233
jgoldberger@kcsa.com / mcimini@kcsa.com

For Immediate Release

Sunset Financial Resources Reports Fourth Quarter 2004

And Year-End Results

- - -

Company Declares Fourth Quarter Dividend of $0.20 per Share

JACKSONVILLE, Fla., March 11, 2005 — Sunset Financial Resources, Inc. (NYSE: SFO) reported net income for the quarter ended December 31, 2004, of $583,000, or $0.06 per diluted share, compared to net income of $1.43 million for the period ended September 30, 2004. Net income for the year ended December 31, 2004 was $644,000.

On March 10, the Company’s Board of Directors declared a fourth quarter dividend of $0.20 per common share versus a third quarter dividend of $0.05 per common share. The dividend is payable on March 31, 2005 to shareholders of record on March 21, 2005.

Results for the 2004 fourth quarter include a loan loss provision of approximately $1.1 million in the Company’s commercial portfolio. In addition, the Company recorded a one-time charge of $365,000 related to severance.

Bert Watson, Chairman, President and CEO, said, “We are pleased to have completed our first year as a public company and establish a strong operating platform that will enable us to build upon our future performance. Results in 2004 demonstrate Sunset’s ability to deliver solid returns at a time when challenging market conditions began to rise. We believe the approximate $119 million in net proceeds raised from our IPO in March 2004 will help drive strong future growth.”

As of December 31, 2004, Sunset’s total assets had increased to $893 million (including $614 million of investments in Mortgage Backed Securities; $204 million of residential mortgage related loans and $45 million of commercial bridge loans). As of September 30, 2004, Sunset’s total assets were $684 million (including $391 million of investments in Mortgage Backed Securities; $219 million of residential mortgage related loans and $60 million of commercial bridge loans). Total common shares outstanding remained at 10,450,000.

“We look forward to building shareholder value in 2005. The Company will continue to review its business plan and operating procedures to maximize results. Our strategy is to leverage our balance sheet and expand our portfolio of residential and short-term commercial mortgage loans. During December, our residential mortgage portfolio was leveraged approximately 9.4, within our stated target range, and our commercial portfolio was leveraged approximately 0.3, which we expect to increase in 2005. We are confident in our ability to increase income as we build our asset base and generate solid net interest income,” Watson added.

For the quarter ended December 31, 2004, the yield on average earning assets was 4.46% and the cost of funds was 3.03%, which equates to an interest rate spread of 1.43%. Sunset’s book value per share at December 31, 2004 was $11.41, compared to $11.36 per share as of September 30, 2004. The Company’s stock price at the close of market trading on March 10, 2005 was $9.70 per share.

Sunset Financial has scheduled a conference call to discuss its fourth quarter year-end financial results at 10:00 a.m. ET on March 11, 2005. Bert Watson, Chairman, President and Chief Executive Officer, will host the conference call. Those wishing to listen to the conference call by telephone may dial 1-800-573-4752 and the reservation number is 41876900. Please call ten minutes prior to the scheduled conference call time. The conference call will also be archived on the Company’s web site for 30 days following the call at http://www.sunsetfinancial.net.

About Sunset Financial Resources, Inc.

Sunset Financial Resources, Inc. is a self-managed real estate investment trust (REIT) that went public on March 17, 2004. Sunset Financial Resources seeks to deliver attractive dividend income and steady growth to its shareholders through the acquisition and management of a portfolio of high quality residential mortgage loans and well secured commercial mortgage bridge loans in the United States.

Forward-Looking Statements:

Certain statements in this news release may constitute “forward-looking statements” within the meaning of the federal securities laws and involve risks, uncertainties and other factors, which may cause the actual performance of Sunset Financial Resources, Inc. to be materially different from the performance expressed or implied by such statements. These risks include the failure of the Company to successfully execute its business plan, gain access to additional financing, the availability of additional loan portfolios for future acquisition, continued qualification as a REIT, the cost of capital, as well as the additional risks and uncertainties detailed in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission.

(Tables Follow)

Sunset Financial Resources, Inc

Consolidated Balance Sheets

(dollar amounts in thousands)

	December 31, 2004	December 31, 2003
Assets
Mortgage assets
Mortgage backed securities, available for sale	$614,154	$—
Securitized hybrid adjustable rate mortgages	201,381	—
Hybrid adjustable rate residential mortgages	1,286	—
Fixed rate residential mortgages	1,045	—
Commercial mortgages	44,522	—

Total mortgage assets	862,388	—
Allowance for loan losses	(1,333)	—

Net mortgage assets	861,055	—
Cash and cash equivalents	25,700	44
Interest receivable	2,676	—
Fixed assets, net	861	16
Other assets	484	255
Hedging assets	2,716	—

Total assets	$893,492	$315

Liabilities
Whole loan financing facility	$9,718	$—
Reverse repurchase agreements	761,205	—
Notes payable to stockholders	—	145
Hedging liabilities	944	—
Accured liabilities	2,367	144

Total liablilities	774,234	289

Commitments	—	—

Shareholders’ equity
Preferred stock, $.001 par value, authorized 50,000,000; no shares outstanding	—	—
Common stock, $.001 par value, authorized 100,000,000; 10,450,000 and 466,667 outstanding, respectively	10	1
Additional paid in capital	119,219	47
Accumulated other comprehensive income	87	—
Retained earnings	(58)	(22)

Total shareholders’ equity	119,258	26

Total liabilities and shareholders’ equity	$893,492	$315

Sunset Financial Resources, Inc

Consolidated Statement of Operations (unaudited)

(dollar amounts in thousands, except per share amounts)

	Year ended December 31, 2004	Year ended December 31, 2003
Interest and fee income	$18,233
Interest expense	9,842	—

Net interest income	8,391	—
Provision for loan losses	1,333	—

Net interest income after provision	7,058	—
Securities gains	686	—
Operating expenses
Salaries and employee benefits	2,864	—
Professional fees	1,151	—
Other	2,720	22
Special charge	365	—

Total operating expenses	7,100	22

Net income (loss)	$644	$(22)

Basic earnings per share	0.08	(0.05)
Diluted earnings per share	0.07	(0.05)

Weighted average basic shares	8,377	467
Weighted average diluted shares	8,397	467

Sunset Financial Resources, Inc

Consolidated Balance Sheets

(dollar amounts in thousands)

	March 31, 2004	June 30, 2004	September 30, 2004	December 31, 2004
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Assets
Mortgage assets
Mortgage backed securities, available for sale	—	128,431	391,065	614,154
Securitized hybrid adjustable rate mortgages	—	223,041	211,377	201,381
Hybrid adjustable rate residential mortgages	149,996	1,292	1,288	1,286
Fixed rate residential mortgages	6,144	5,832	5,803	1,045
Commercial mortgages	11,500	39,260	59,469	44,522

Total mortgage assets	167,640	397,856	669,002	862,388
Allowance for loan losses	(15)	(64)	(149)	(1,333)

Net mortgage assets	167,625	397,792	668,853	861,055
Cash and cash equivalents	49,430	17,986	11,387	25,700
Interest receivable	577	1,523	1,346	2,676
Fixed assets, net	662	764	739	861
Other assets	49	2,377	1,193	484
Hedging assets	138	2,953	876	2,716

Total assets	218,481	423,395	684,394	893,492

Liabilities
Whole loan financing facility	100,423	—	10,468	9,718
Reverse repurchase agreements	—	301,589	551,827	761,205
Notes payable to stockholders	—	—	—	—
Hedging liabilities	—	350	2,408	944
Accured liabilities	616	1,035	1,025	2,367

Total liablilities	101,039	302,974	565,728	774,234

Commitments	—	—	—	—

Shareholders’ equity
Preferred stock, $.001 par value, authorized 50,000,000; no shares outstanding	—	—	—	—
Common stock, $.001 par value, authorized 100,000,000; 10,450,000 and 466,667 outstanding, respectively	10	10	10	10
Additional paid in capital	118,948	119,057	119,138	119,219
Accumulated other comprehensive income	49	2,748	(364)	87
Retained earnings	(1,565)	(1,394)	(118)	(58)

Total shareholders’ equity	117,442	120,421	118,666	119,258

Total liabilities and shareholders’ equity	218,481	423,395	684,394	893,492

Book value per share	11.24	11.52	11.36	11.41
Leverage	0.9	2.5	4.8	6.5

Sunset Financial Resources, Inc

Consolidated Statement of Operations (unaudited)

(dollar amounts in thousands, except per share amounts)

	First	Second	Third	Fourth	Full Year
Interest and fee income	44	3,058	5,989	9,142	18,233
Interest expense	32	1,345	3,118	5,347	9,842

Net interest income	12	1,713	2,871	3,795	8,391
Provision for loan losses	15	49	85	1,184	1,333

Net interest income after provision	(3)	1,664	2,786	2,611	7,058
Securities gains	—	—	403	283	686
Operating expenses
Salaries and employee benefits	902	543	660	759	2,864
Professional fees	224	315	349	263	1,151
Other	414	635	747	924	2,720
Special charge	—	—	—	365	365

Total operating expenses	1,540	1,493	1,756	2,311	7,100

Net income (loss)	(1,543)	171	1,433	583	644

Averages and yields/costs
Residential assets	NM	223,720	476,388	754,493	NM
Yield	NM	3.79%	4.04%	4.25%	NM
Commercial assets	NM	33,671	42,003	52,839	NM
Yield	NM	11.09%	10.24%	7.72%	NM
Earning assets	NM	267,312	535,385	815,065	NM
Yield	NM	4.60%	4.45%	4.46%	NM

Borrowings	NM	163,380	422,786	701,937	NM
Interest	NM	2.02%	1.58%	2.16%	NM
Swaps	NM	0.90%	1.20%	0.78%	NM
Fees	NM	0.39%	0.15%	0.09%	NM
Total	NM	3.31%	2.93%	3.03%	NM

Net interest margin	NM	2.58%	2.13%	1.85%	NM
Net interest spread	NM	1.29%	1.52%	1.43%	NM

Investment securities

	Agency Securities	Non Agency Securities	Total
Par	510,347	96,013	606,360
Unamortized premium	8,778	788	9,566
Unamortized discount	(689)	(21)	(710)

Amortized cost	518,436	96,780	615,216
Gross unrealized gains	709	14	723
Gross unrealized losses	(1,456)	(329)	(1,785)

Estimated fair value	517,689	96,465	614,154

Investment securities - repricing characteristics
Floating rate	70,040
Five year ARM	544,114

	614,154

Residential Loans
	Par	Prem/disc	Book value
Fixed rates	1,017	28	1,045
Three year ARM	10,336	297	10,633
Five year ARM	71,735	1,997	73,732
Seven year ARM (and other)	117,389	913	118,302

Total residential loans	200,477	3,235	203,712

Commercial loans
	Balance	Location	Participation
Retail mall	14.7	FL	No
Resort development	10.0	NC	Yes
Conference center	8.1	FL	No
Cemetery / funeral home	5.7	HI	Yes
Multi sports facility	4.7	NJ	No
Apartments	1.5	IL	No

Total	44.7

Sunset Financial Resources

Problem assets

	Residential	Commercial	Total
30-59	1,607	—	1,607
60-89	—	—	—
90+	160	—	160

Total delinquent	1,767	—	1,767

Nonaccrual	—	18,524	18,524

Total Loans	203,712	44,522	248,234

As a percent
Delinquent	0.87%	0.00%	0.71%
Nonaccrual	0.00%	41.61%	7.46%